UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of the Merger (as defined below), on September 1, 2023, Globus Medical, Inc., a Delaware corporation (“Globus”), NuVasive, Inc., a Delaware corporation (“NuVasive”), and Wilmington Trust, National Association, as trustee (the “Trustee”) entered into that certain First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of March 2, 2020 (the “Base Indenture” and, together with that certain First Supplemental Indenture, the “Indenture”), by and between NuVasive and the Trustee, relating to NuVasive’s $450.0 million in aggregate principal amount of 0.375% Convertible Senior Notes due 2025 (the “Notes”).

As a result of the Merger, and pursuant to the First Supplemental Indenture, the Notes are no longer convertible into cash, shares of NuVasive common stock or a combination thereof, at NuVasive’s election. Instead, subject to the terms and conditions of the Indenture, the Notes will be convertible into cash, shares of Class A common stock of Globus, $0.001 par value per share (the “Globus Class A Common Stock”) or a combination thereof, at NuVasive’s option, at an initial conversion rate equal to 8.0399 shares of Globus Class A Common Stock per $1,000 principal amount of Notes. In addition, following certain corporate events that occur prior to the maturity date or if NuVasive issues a notice of redemption, NuVasive will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or in connection with such redemption in certain circumstances. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, including certain distributions and dividends to all or substantially all of the holders of Globus Class A Common Stock, but will not be adjusted for accrued and unpaid interest.

Pursuant to the terms of the First Supplemental Indenture, Globus agreed to guarantee NuVasive’s obligations under the Indenture.

The Notes bear interest at a rate of 0.375% per annum, payable semi-annually in arrears on March 15 and September 15 of each year. The Notes will mature on March 15, 2025, unless earlier repurchased, redeemed or converted.

Prior to the close of business on the business day immediately preceding September 15, 2024, the Notes will be convertible at the option of holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until close of business on the second scheduled trading day preceding maturity, the Notes will be convertible at the option of the holders at any time regardless of these conditions.

NuVasive may redeem the Notes, at its option, in whole or in part until the close of business on the business day immediately preceding September 15, 2024 if the last reported sale price of Globus Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which NuVasive delivers written notice of a redemption. The redemption price will be equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. NuVasive will provide written notice of redemption not less than 60 nor more than 75 calendar days before the redemption date.

The Indenture does not limit the amount of debt that may be issued by Globus or its subsidiaries under the Indenture or otherwise. Upon the occurrence of certain fundamental changes involving Globus, holders of the Notes may require NuVasive to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The foregoing descriptions of the Base Indenture and the First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Base Indenture and the First Supplemental Indenture, copies of which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on February 8, 2023, Globus entered into an Agreement and Plan of Merger (the “Merger Agreement”), with NuVasive and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On September 1, 2023, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into NuVasive (the “Merger”) with NuVasive surviving as a wholly owned subsidiary of Globus.

At the consummation of the Merger, each issued and outstanding share of common stock of NuVasive, $0.001 par value per share, was converted into 0.75 fully paid and non-assessable shares of Globus Class A Common Stock, and the right to receive cash in lieu of fractional shares.

The issuance of Globus Class A Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Globus’s registration statement on Form S-4 (File No. 333-270482) filed by Globus with the United States Securities and Exchange Commission (the “SEC”) on March 13, 2023, as amended on March 23, 2023, and declared effective on March 28, 2023.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Globus Class A Common Stock, if any, issuable upon conversion of the Notes or upon exercise of the warrants under the Warrant Confirmations (as defined below) have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Globus Class A Common Stock are issued upon conversion of the Notes or exercise and settlement or termination of the warrants pursuant to the Warrant Confirmations, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes or exercise and settlement or termination of the warrants, as the case may be, and any resulting issuance of shares of Globus Class A Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, on September 1, 2023, the board of directors of Globus (the “Globus Board”) elected and designated Leslie V. Norwalk, John A. DeFord, and Daniel J. Wolterman (collectively, the “New Directors”), who were previously members of the board of directors of NuVasive, to serve on the Globus Board effective immediately after the consummation of the Merger.

The Globus Board appointed Ms. Norwalk to serve on the Audit Committee, Dr. DeFord to serve on the Compensation Committee and Mr. Wolterman to serve on the Nominating and Corporate Governance Committee.

Other than as set forth herein, there are no arrangements or understandings with any of the New Directors or any other person pursuant to which such New Director was selected and none of the New Directors has a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with their service on the Globus Board, each New Director who is not an employee of Globus or any parent or subsidiary of Globus will be entitled to receive compensation pursuant to Globus’s standard compensation program applicable to all of Globus’s non-employee directors. Pursuant to Globus’s standard compensation package for non-employee directors, each New Director will receive an annual retainer of $57,500 and an option to purchase up to 15,000 shares of Globus Class A Common Stock. Additionally, Ms. Norwalk will receive $10,000 per year for her service on the Audit Committee and Dr. DeFord will receive $7,500 per year for his service on the Nominating and Corporate Governance Committee.

Following the Merger, the composition of the Globus Board and their respective classes are as follows:

Term Expiring in 2024	Term Expiring in 2025	Term Expiring in 2026
David D. Davidar	David C. Paul	Daniel T. Scavilla
James R. Tobin	Daniel T. Lemaitre	Robert A. Douglas
Stephen T. Zarrilli Daniel J. Wolterman	Ann D. Rhoads Leslie V. Norwalk	John A. DeFord

In connection with the foregoing and in accordance with Globus’s customary practice, Globus will enter into an indemnification agreement with each New Director in substantially the form filed as an exhibit to Globus’s Registration Statement for Form S-1/A filed with the SEC on May 8, 2012.

Following the Merger, the composition of the committees of the Globus Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ann D. Rhoads (chair)	David C. Paul (chair)	James R. Tobin (chair)
Daniel T. Lemaitre	David D. Davidar	David C. Paul
Stephen T. Zarrilli	Daniel T. Lemaitre	Daniel T. Scavilla
Robert A. Douglas	James R. Tobin	David D. Davidar
Leslie V. Norwalk	John A. DeFord	Ann D. Rhoads
Daniel J. Wolterman

Leslie V. Norwalk, Esq., age 57, has served as a member of the board of directors of NuVasive, Inc. since May 2014. Ms. Norwalk is currently strategic counsel to Epstein Becker & Green, EBG Advisors and National Health Advisors. She also serves as a healthcare, regulatory and policy advisor to several private equity firms. Ms. Norwalk previously served the Bush Administration as the acting administrator for the Centers for Medicare & Medicaid Services. She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of Health Care Facilities and other federal health care initiatives. For four years prior to that, she was the agency’s deputy administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green where she advised clients on a variety of health policy matters. She also served in the first Bush Administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk serves as a director of Arvinas, ModivCare and Neurocrine Biosciences, as well as several privately held healthcare companies. She is also a member of APCO Worldwide’s International Advisory Council. Ms. Norwalk earned a bachelor’s degree, cum laude, in economics and international relations from Wellesley College and a juris doctor degree from the George Mason University School of Law.

John A. DeFord, Ph.D., age 61, has served as a member of the board of directors of NuVasive, Inc. since February 2018. Dr. DeFord is currently chairman, chief executive officer and president of Samothrace Medical Innovations. Dr. DeFord previously served as the executive vice president and chief technology officer for Becton, Dickinson and Company (BD), a global medical technology company, from June 2018 until his retirement in May 2021. While at BD, Dr. DeFord also served as the senior vice president, research and development for the interventional segment from December 2017 to June 2018, following its acquisition of C.R. Bard where he had served as senior vice president, science, technology and clinical affairs since June 2007. Dr. DeFord joined Bard in 2004 and served in science and technology roles of increasing responsibility during that time. Prior to joining Bard, Dr. DeFord was managing director of Early Stage Partners, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was president and chief executive officer of Cook Incorporated, a privately held medical device manufacturer. He also serves on the board of directors of Maravai LifeSciences Holdings and Nordson Corporation. Dr. DeFord graduated from Purdue University with a bachelor’s degree and master’s degree in electrical engineering and a Ph.D. in electrical/biomedical engineering.

Daniel J. Wolterman, age 67, has served as a member of the board of directors of NuVasive, Inc. since July 2015. Mr. Wolterman is currently chief executive officer of Wolterman Consulting, a provider of strategic and operational consulting services to healthcare providers and other entities. From January 2018 to May 2019, Mr. Wolterman served as chief executive officer of ColubrisMX and X-Cath, both privately held medical device companies. Mr. Wolterman previously served as president and chief executive officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. He has more than 40 years of experience in the healthcare industry and a long history of community involvement. He currently serves as a member of the board of directors of Hyperfine. Mr. Wolterman earned a bachelor’s degree in business administration and a master of business administration degree in finance from the University of Cincinnati, and a master’s degree in healthcare administration from Xavier University.

Item 7.01	Regulation FD Disclosure.

On September 1, 2023, Globus issued a press release announcing the consummation of the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the completion of the Merger, on September 1, 2023, Globus, NuVasive, and certain dealers entered into amendment and guarantee agreements with respect to privately negotiated call option transactions (the “Call Option Confirmations”) and privately negotiated warrant transactions (the “Warrant Confirmations” and, together with the Call Option Confirmations, the “Confirmations”) pursuant to which NuVasive purchased options from and sold warrants to, such dealers exercisable at a strike price of $93.2853 and $127.8350, respectively, for its own common stock in connection with the initial sale of the Notes. Pursuant to such amendment and guarantee agreements, the options and warrants are exercisable into Globus Class A Common Stock in certain circumstances and Globus guaranteed NuVasive’s obligations under the Confirmations. The Confirmations provide the dealers may make adjustments to the strike prices and other terms of the Confirmation to account for the economic effect of the Merger and certain other corporate actions. The number of shares of Globus Class A Common Stock initially underlying each of the Call Option Confirmations and the Warrant Confirmations is equal to the same number of shares of Globus Class A Common Stock initially underlying the Notes, subject to customary anti-dilution adjustments.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among NuVasive, Inc., Globus Medical, Inc. and Zebra Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Globus Medical, Inc.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).*

4.1	Indenture, dated as of March 2, 2020, between NuVasive and the Trustee (incorporated by reference to Exhibit 4.1 to NuVasive, Inc.’s Current Report on Form 8-K filed with the SEC on March 2, 2020).

4.2	First Supplemental Indenture, dated as of September 1, 2023, among Globus, NuVasive and the Trustee.

99.1	Press Release, issued September 1, 2023.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(2). Such excluded information is not material and the registrant customarily and actually treats it as private and confidential.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated: September 1, 2023	By:	/s/ Keith Pfeil
Keith Pfeil
Chief Financial Officer Chief Accounting Officer Senior Vice President (Principal Financial Officer)